                                                                   EXHIBIT 21.1


                          SUBSIDIARY OF FRESH CHOICE, INC.

      Fresh Choice, Inc. has one wholly-owned subsidiary, Moffett Design Corporation, a California corporation, which was incorporated on September 24, 1993.



                                       64